SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 1998
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                            First Essex Bancorp, Inc.
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               (Exact Name of Registrant as Specified in Charter)

       Delaware                        0-16143                   04-2943217
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(State or other jurisdic-            (Commission               (IRS Employer
 tion of incorporation)              File Number)         Identification Number)



                  71 Main Street, Andover, Massachusetts 01810
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (978) 681-7500
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 2.  Acquisition or Disposition of Assets.

         (a) and (b) Pursuant to a Purchase and Assumption Agreement dated March 28, 1998, First Essex Bank, FSB, Lawrence, Massachusetts, a wholly owned subsidiary of First Essex Bancorp, Inc., Andover, Massachusetts, has purchased certain assets from and assumed certain deposit liabilities of Bank of New Hampshire (as successor to CFX Bank) (the "Acquisition"). The Acquisition was consummated in two separate transactions, as follows:

         (i) Effective June 19, 1998, First Essex Bank assumed the deposit liabilities and purchased the loans associated with the branch offices of Bank of New Hampshire located at 53 West Main Street, Hillsborough, New Hampshire (the "Hillsborough Branch"), One Wall Street, Manchester, New Hampshire (the "Wall Street Branch") and 900 Elm Street, Manchester, New Hampshire (the "Elm Street Branch"). First Essex Bank also purchased the real property associated with the Hillsborough Branch and certain personal property associated with the Hillsborough Branch and the Wall Street Branch. First Essex Bank will continue to operate the Hillsborough Branch and the Wall Street Branch as branch offices of First Essex Bank. The Elm Street Branch was closed by Bank of New Hampshire as of the close of business on June 19, 1998.

        (ii) Effective June 26, 1998, First Essex Bank assumed the deposit liabilities and purchased the loans associated with the branch offices of Bank of New Hampshire located at 161 North State Street, Concord, New Hampshire and 73 West Street, McKee Square, Concord, New Hampshire (the "Concord Branches"). First Essex Bank also purchased certain personal property and real property associated with the Concord Branches. First Essex Bank will continue to operate the Concord Branches as branch offices of First Essex Bank.

         First Essex Bank assumed approximately $147.9 million in deposit liabilities and repurchase agreements and purchased a total of approximately $66.2 million of loans, fixed and other assets, real property related to the owned branches and cash at the branches. First Essex Bank also paid a premium of approximately $14.3 million on the deposit liabilities and repurchase agreements. Because the deposit liabilities assumed by First Essex Bank exceeded the assets acquired, no cash payments were required by First Essex Bank. The purchase price was determined in accordance with the Purchase and Assumption Agreement, a copy of which is attached as an exhibit hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) and (b) Because the acquisition of the branches by First Essex Bank represents the acquisition of assets and does not represent the acquisition of a business, separate entity or subsidiary of Bank of New Hampshire, no historical financial statements or pro forma financials statements are required or included herein.

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         (c) Exhibits.

         (2)(i) Purchase and Assumption Agreement between CFX Bank and First Essex Bank, FSB, dated as of March 28, 1998.

         (2)(ii) First Amendment to Purchase and Assumption Agreement between Bank of New Hampshire (as successor to CFX Bank) and First Essex Bank, FSB, dated as of June 19, 1998.

         (2)(iii) Second Amendment to Purchase and Assumption Agreement between Bank of New Hampshire (as successor to CFX Bank) and First Essex Bank, FSB, dated as of June 19, 1998.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           FIRST ESSEX BANCORP, INC.

                                           By: /s/ David W. Dailey
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                                               David W. Dailey
                                               Executive Vice President

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